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                    A Member Practice of Ernst & Young Global
             Report of Independent Registered Public Accounting Firm

The Shareholders and Board of Directors
Principal Investors Fund, Inc.

In planning and  performing  our audit of the financial  statements of Principal
Investors  Fund,  Inc.  as of and  for the  year  ended  October  31,  2006,  in accordance with the standards of the Public Company  Accounting  Oversight Board
(United States),  we considered its internal  control over financial  reporting, including  control  activities  for  safeguarding  securities,  as a  basis  for designing our auditing  procedures  for the purpose of expressing our opinion on the financial  statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the  effectiveness  of Principal
Investors Fund, Inc.'s internal control over financial  reporting.  Accordingly, we express no such opinion.

The management of Principal Investors Fund, Inc. is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the company's ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the company's annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our  consideration  of Principal  Investors Fund,  Inc.'s internal  control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily  disclose all  deficiencies  in internal  control that might  be  significant  deficiencies  or  material  weaknesses  under  standards established by the Public Company  Accounting  Oversight Board (United  States).
However,  we noted no deficiencies in Principal  Investors Fund, Inc.'s internal control over  financial  reporting  and its  operation,  including  controls for safeguarding  securities,  that we consider to be a material weakness as defined above as of October 31, 2006.

This report is intended solely for the information and use of management and the
Board of Directors of Principal Investors Fund, Inc. and the Securities and
Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

                                                          /s/ Ernst & Young LLP

December 9, 2006